Your **Vote** Counts!

GROUPON, INC.

2022 Annual Meeting

Vote by June 14, 2022

11:59 PM ET



GROUPON, INC.
600 WEST CHICAGO AVENUE
SUITE 400
CHICAGO, IL 60654

You invested in GROUPON, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on June 15, 2022.**

Get informed before you vote

View the Notice of Annual Meeting, Proxy Statement, Annual Report on Form 10- K online OR you can receive a free paper or email copy of the material(s) by requesting prior to June 01, 2022. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote in Person at the Meeting*

June 15, 2022
10:00 AM CDT

Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601

*Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	To elect eight directors from the nominees named in the proxy statement. **Nominees:** 01) Kedar Deshpande 04) Eric Lefkofsky 07) Helen Vaid 02) Peter Barris 05) Theodore Leonsis 08) Deborah Wahl 03) Robert Bass 06) Valerie Mosley	For
2.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2022.	For
3.	To conduct an advisory vote to approve our named executive officer compensation.	For
4.	To approve the amendment and restatement of the Groupon, Inc. 2011 Incentive Plan, as amended, to, among other items, increase the number of authorized shares thereunder.	For
5.	To approve one or more adjournments of the Annual Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the other proposals at the time of the Annual Meeting.	For

NOTE: To transact other business that may properly come before the Annual Meeting.